SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 22, 2006

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)
0001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pacific Continental Corporation, the bank holding company for Pacific Continental Bank, has announced the appointment of Cathi Hatch to its board of directors and to the board of Pacific Continental Bank effective June 21, 2006. Ms. Hatch is the president and chief executive officer of ZINO Society. This expands the Pacific Continental board from 9 to 10 members. Ms. Hatch was not immediately appointed to any committee of the board but is expected to be appointed to board committees in the near future. A copy of the press release announcing the appointment of Ms. Hatch to the board is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits

(a)  Not applicable
(b)  Not applicable
(c)  Exhibits
99.1 Press Release dated June 21, 2006, announcing Cathi Hatch’s appointment to Pacific Continental’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 22, 2006
PACIFIC CONTINENTAL CORPORATION By: /s/Hal Brown Hal Brown President and Chief Executive Officer